Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation March 2017

Forward-Looking Statements and Non-GAAP Financial Measures

Forward-Looking Statements

This presentation contains certain statements that are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements that relate solely to historical fact, are "forward-looking statements." Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management's current plans and beliefs or current estimates of future results or trends. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed," "should be" and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them. However, there can be no assurance that these expectations, beliefs and projections will result or be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this presentation. These risks and uncertainties are described in our Annual Report on Form 10-K for the year ended December 31, 2016. There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation. Except to the extent required by law, we undertake no obligation to update or revise forward-looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value.

The non-GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U.S. GAAP. These non-GAAP measures should be evaluated only on a supplementary basis in connection with our U.S. GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2016. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the back of this presentation.

Company Overview 3

Overview of Icahn Enterprises  Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Mining, Railcar, Food Packaging, Metals, Real Estate and Home Fashion  IEP is majority owned and controlled by Carl Icahn – Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily throughIEP – As of March 1, 2017, Carl Icahn and his affiliates owned approximately 90.1% of IEP’s outstanding depositary units  IEP benefits from cash flows from its subsidiaries: – CVR Energy: $2.00 per share annualized dividend – American Railcar Inc: $1.60 per share annual dividend – Recurring cash flows from American Railcar Leasing and our Real Estate segment  IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis  IEP has a $6.00 annual distribution (10.0% yield as of December 31, 2016) (1) Investment segment total assets represents book value of equity 4 ($ millions) As of December 31, 2016 Segment Assets Revenue Net (Loss) Income Attrib. to IEP Adj. EBITDA Attrib. to IEP Investment (1) $5,396 ($1,223) ($604) ($528) Automotive 9,819 9,928 53 697 Energy 5,013 4,764 (327) 156 Metals 193 269 (20) (15) Railcar 3,332 962 150 379 Gaming 1,402 948 (109) 73 Mining 219 63 (19) 1 Food Packaging 428 332 6 40 Real Estate 687 88 12 41 Home Fashion 193 196 (12) (1) Holding Company 553 21 (258) (1) Total $27,235 $16,348 ($1,128) $842 Twelve Months Ended December 31, 2016

Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of December 31, 2016, Icahn Enterprises had investments with a fair market value of approximately $1.7 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
75%
Retailer and distributor of aftermarket auto products and provider of automotive service
Pep Boys & IEH Auto Parts Holding LLC
100%
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
Federal-Mogul Holdings Corp.
100%
Brazilian iron ore producer
Ferrous Resources
77%
4%
62%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
100%
American Railcar Leasing LLC
Leading North American lessor of hopper and tank railcars
73%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
100%
Trump Entertainment Resorts, Inc.
Owns Trump Taj Mahal located in Atlantic City, NJ.
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries
66%
34%
CVR Refining, LP (NYSE: CVRR)
185k bpd capacity oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products

Note: Percentages denote equity ownership as of March 1, 2017. Excludes intermediary and pass through entities.

5

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non-edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Our railcar segment is a leading, vertically integrated manufacturer of railcars, railcar services and railcar leasing. Strategically located mid-continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long-term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC  IEP’s subsidiary companies possess key competitive strengths and / or leading market positions  IEP seeks to create incremental value by investing in organic growthand targeting businesses that offer consolidation opportunities - Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 6 A Brazilian iron ore mining operation that supplies iron ore products to the global steel industry Retailer and distributor of aftermarket auto products and provider of automotive service

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to ten operating segments and approximately $33 billion of assets as of December 31, 2016
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties LLC for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
  - In 2016, IEP announced sale of American Railcar Leasing at a $3.4 billion valuation.
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions
  - Acquired Pep Boys and Trump Entertainment Resorts, Inc in 2016

Timeline of Recent Acquisitions and Exits

As of December 31, 2006
- Mkt. Cap: $5.3bn
- Total Assets: $4.2bn

Current(1)
- Mkt. Cap: $8.7bn
- Total Assets: $33.3bn

Investment Management – 8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties – 2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries – 1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Refining & CVR Partners – 2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering.

IEH Auto Parts Holding – 6/1/15: IEH Auto Parts Holding LLC acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

Pep Boys – 2/4/16: IEP acquired Pep Boys

Year / Returns:(2)

2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2% (3)	30.8%	(7.4%)	(18.0%)	(20.3%)

PSC Metals – 11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul – 7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase – 1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment – 11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Energy, Inc. – 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing LLC – 10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn

Ferrous Resources – 6/8/15: IEP acquired a controlling interest in Ferrous Resources

Trump Entertainment Resorts, Inc – 2/26/16: IEP obtained control of Trump Entertainment Resorts, Inc., upon its emergence from bankruptcy

(1) Market capitalization as of December 31, 2016 and balance sheet data as of December 31, 2016.
(2) Percentages represents weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(3) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.

7

 IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies  Activist strategy requires significant capital, rapid execution and willingness to take control of companies  Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt  IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control  With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes  Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist strategy - IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 8

Significant Experience Optimizing Business Strategy and Capital Structure

- IEP's management team possesses substantial strategic and financial expertise
  - Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes
- Active participation in the strategy and capital allocation for targeted companies
  - Not involved in day-to-day operations
- IEP will make necessary investments to ensure subsidiary companies can compete effectively

Select Examples of Strategic and Financial Initiatives

	FEDERAL MOGUL	CVR Energy
Situation Overview	▪ Historically, two businesses had a natural synergy – Motorparts benefitted from OEM pedigree and scale ▪ Review of business identified numerous dis-synergies by having both under one business – Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements	▪ Structured as a C-Corporation – Investors seeking more favorable alternative structures ▪ Review of business identifies opportunity for significant cash flow generation – High quality refiner in underserved market – Benefits from increasing North American oil production – Supported investment in Wynnewood refinery and UAN plant expansion ▪ Strong investor appetite for yield oriented investments
Strategic / Financial Initiative	▪ Adjusted business model to separate Powertrain and Motorparts into two separate businesses	▪ Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offerings; completed CVR Partners secondary offering
Result	▪ Separation improved management focus for the respective segments	▪ CVR Energy stock up approximately 62.1%, including dividends, from tender offer price of $30.00(1)

(1) Based on CVR Energy's stock price as of December 31, 2016

9

Deep Team Led by Carl Icahn

- Led by Carl Icahn
  - Substantial investing history provides IEP with unique network of relationships and access to Wall Street
- Team consists of approximately 20 professionals with diverse backgrounds
  - Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit

Name	Title	Years at Icahn	Years of Industry Experience
Keith Cozza	President & Chief Executive Officer, Icahn Enterprises L.P.	12	15
SungHwan Cho	Chief Financial Officer, Icahn Enterprises L.P.	10	19
Courtney Mather	Portfolio Manager, Icahn Capital	3	17
Richard Mulligan	Portfolio Manager, Icahn Capital	1	37
Brett Icahn	Consultant, Icahn Enterprises L.P.	13	13
David Schechter	Consultant, Icahn Enterprises L.P.	13	20
Jesse Lynn	General Counsel, Icahn Enterprises L.P.	12	21
Andrew Langham	General Counsel, Icahn Enterprises L.P.	12	17

10

Overview of Operating Segments 11

Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
- Fair value of IEP's interest in the Investment Funds was approximately $1.7 billion as of December 31, 2016
- IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis

Historical Segment Financial Summary

Investment Segment	FYE December 31,		
($ millions)	2014	2015	2016
Select Income Statement Data:			
Total revenues	($218)	($865)	($1,223)
Net income	(684)	(1,665)	(1,487)
Net income attrib. to IEP	(305)	(760)	(604)
Select Balance Sheet Data[1]:			
Total equity	$9,062	$7,541	$5,396
Equity attributable to IEP	4,284	3,428	1,669

Highlights and Recent Developments

- Since inception in 2004 through December 31, 2016, the Investment Funds' cumulative return was approximately 116.1%, representing an annualized rate of return of approximately 6.5%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar, Hertz)
  - Strategic initiatives (e.g., Motorola, eBay, Manitowoc)
  - Corporate governance changes (e.g., eBay, Gannet)
- The Investment Funds' net notional exposure was (128%) at December 31, 2016
- The Investment Funds returned all fee-paying capital to their investors in 2011.
- Returns of 33.3%, 15.2%, 34.5%, 20.2%[2], 30.8%, (7.4%), (18.0%) and (20.3%) in 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016, respectively

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) 2012 gross return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.

12

Highlights and Recent Developments  Strategic location and complex refineries allows CVR to benefit from access to price advantaged crude oil  CVR Partners acquired an additional fertilizer plant in April 2016, giving it geographic and feed stock diversity  CVR Energy has annualized dividends of $2.00 per unit - CVR Refining full year distribution was $2.75 per common unit in 2015 and no distribution was declared for 2016 - CVR Partners full year distribution was $1.11 per common unit in 2015 and $0.71 per common unit in 2016 Segment: Energy Company Description  CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP (NYSE:UAN) - CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States - CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products Historical Segment Financial Summary 13 (1) Balance Sheet data as of the end of each respective fiscal period. Energy Segment ($ millions) 2014 2015 2016 Select Income Statement Data: Total revenues $9,292 $5,442 $4,764 Adjusted EBITDA 716 755 313 Net income 168 7 (604) Adjusted EBITDA attrib. to IEP $415 $436 $156 Net income attrib. to IEP 95 25 (327) Select Balance Sheet Data (1) : Total assets $5,334 $4,888 $5,013 Equity attributable to IEP 1,612 1,508 1,034 FYE December 31,

CVR Refining, LP (NYSE:CVRR)

CVR Refining, LP (NYSE:CVRR)

- Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day
- The Company enjoys advantages that enhance the crack spread
  - Access to mid-continent local and Canadian crude oils
  - Markets its products in a supply-constrained products market with transportation and crude cost advantage
- Strategic location and logistics assets
  - ~7.0MMbbls of total storage capacity, including ~6% of total crude oil storage capacity at Cushing
  - 35,000 bpd of contracted capacity on the Keystone and Spearhead pipelines
  - Crude oil gathering system with a capacity over 65,000 bpd serving Kansas, Nebraska, Oklahoma, Missouri, Colorado and Texas
    - 170,000 bpd pipeline system supported by approximately 340 miles of owned and leased pipelines
    - Approximately 150 crude oil transports

Key Operational Data(1)



Crude oil throughput (198,042 bpd)
Sweet 89.5%
Medium 1.3%
Heavy Sour 9.2%
Production (209,605bpd)
Gasoline 51.9%
Distillate 40.6%
Other 7.5%
(2)

Strategically Located Refineries and Supporting Logistics Assets

Supply Network – Crude Sourcing



Williston Basin
CLEARBROOK
KEYSTONE
ENBRIDGE
Flanagan
DJ Basin
Phillipsburg
WHITE CLIFFS
JAYHAWK
Kansas City
SPEARHEAD
Wood River
Anadarko Basin
Cushing
Tulsa
Duncan
Wichita Falls
Permian Basin
BASIN
Midland
Houston
Coffeyville Resources Refining & Marketing and Nitrogen Fertilizer
Wynnewood Refinery
Major Canadian Crude Oil Pipelines
CVR Crude Oil Pipelines
Third-Party Crude Oil Pipelines
Third-Party Refined Product Pipelines
Proposed Pipeline
Terminals
CVR Refining Crude Transportation
Corporate Headquarters

(1) For the twelve months ended December 31, 2016.
(2) Other includes pet coke, asphalt, natural gas liquids ("NGLs"), slurry, sulfur, gas oil and specialty products such as propylene and solvents, excludes internally produced fuel.

14

CVR Partners, LP (NYSE:UAN)  On April 1, 2016, CVR Partners acquired an East Dubuque, IL fertilizer plant - Acquisition provides geographic and feed stock diversity  Attractive market dynamics for nitrogen fertilizer - Global fertilizer demand has historically increased in-line with population and income growth - Increasing demand for corn (largest use of nitrogen fertilizer) and meat - Nitrogen represents ~61% of fertilizer consumption - Nitrogen fertilizers must be applied annually, creating stable demand  U.S. has historically been a large net importer of nitrogen  Nitrogen fertilizer is a relatively small component of farmers’ cost profile  Strategically located assets - Large geographic footprint serving the Southern Plains and Mid Corn Belt markets - Competitive advantage due to storage capabilities at the facilities and offsite locations - Product prices higher due to advantaged cost of freight CVR Partners, LP (NYSE:UAN) Strategically Located Assets 15

Segment: Automotive

Company Description

- We conduct our Automotive segment through Federal-Mogul Holdings, Pep Boys and IEH Auto Parts Holding
- Federal-Mogul operates with two end-customer focused businesses. The Powertrain business focuses on original equipment powertrain products for automotive applications. The Motorparts business sells products including brakes, chassis, wipers, and other vehicle components to the global aftermarket and to original equipment manufacturers.
- Pep Boys is a retailer and distributor of aftermarket auto products and provider of automotive service.
- IEH Auto is a distributor of aftermarket auto parts primarily to auto service customers and wholesalers.

Recent Developments

- During Q1 2016, Icahn Enterprises completed the acquisition of Pep Boys
- In January 2017, Icahn Enterprises increased ownership of Federal Mogul to 100%

Federal-Mogul: Powertrain Highlights

- Fuel economy and emissions content driving market growth
  - Combustion engines still #1 for foreseeable future
  - Regulations increasing demand for further improvement through 2025
  - Engine downsizing creates higher content product mix
- Leading powertrain products with #1 or #2 position in most major product categories
- Extensive technology and intellectual property with focus on core product lines
- Investing in emerging markets where there are attractive opportunities for growth
- Continued restructuring to lower cost structure and improve manufacturing footprint

Historical Segment Financial Summary

Automotive Segment	FYE December 31,		
($millions)	2014	2015[2]	2016[2]
Select Income Statement Data:			
Total revenues	$7,324	$7,853	$9,928
Adjusted EBITDA	630	651	840
Net income	(90)	(352)	77
Adjusted EBITDA attrib. to IEP	$502	$531	$697
Net income attrib. to IEP	(87)	(299)	53
Select Balance Sheet Data[1]:			
Total assets	$7,529	$7,943	$9,819
Equity attributable to IEP	1,231	1,270	2,292

Federal-Mogul: Motorparts Highlights

- Aftermarket benefits from the growing number of vehicles globally and the increasing age of vehicles in Europe and North America
- Leader in most of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Investing in Growth
  - **Global Expansion**: Leverage global capabilities in Asia and other emerging markets
  - **Distribution and IT**: Improve customer service and delivery, order and inventory management, on-line initiatives
  - **Cost Structure**: improve manufacturing footprint, optimize low-cost sourcing and operational performance
  - **Product Line Growth**: expand existing product lines and add new product lines through acquisition or internal investment
  - **Product Differentiation and Brand Value**: invest in product innovation and communicate brand value proposition to end customers

Pep Boys and IEH Auto Parts Holding LLC

- Pep Boys and IEH Auto are operated together in order to grow their sales to DIFM distributors and DIFM service professionals, to grow their automotive service business, and to maintain their DIY customer bases by offering the broadest product assortment in the automotive aftermarket

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Results include IEH Auto Parts Holding LLC beginning June 1, 2015 and Pep Boys beginning February 3, 2016

16

Federal-Mogul Corp.’s Leading Market Position 17 Powertrain Motorparts ProductLine Market Position ProductLine Market Position Pistons #1 in diesel pistons #2acrossall pistons Engine #1 Global Rings& Liners Market leader SealingComponents #1 Global ValveSeats and Guides Market leader Brake Pads / Components #1 Global Aftermarket Bearings Marketleader Chassis #1 North America #3 Europe Ignition #1 Industrial Ignition #3 Overall Wipers #4 North America #3 Europe Sealing #1 Bonded Transmission Pistons #3 Overall Ignition #3 Global (1) Systems Protection Marketleader Valvetrain #1 Hollow Valves #2Overall (1) Motorparts & Powertrain combined

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. ("ARI") (NASDAQ:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), is engaged in the business of leasing railcars.

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2014	2015	2016
Net Sales/Other Revenues From Operations:			
Manufacturing	$379	$440	$430
Railcar leasing	364	452	471
Railcar services	47	47	51
Total	$790	$939	$952
Gross Margin:			
Manufacturing	$91	$102	$64
Railcar leasing	219	276	276
Railcar services	17	22	23
Total	$327	$400	$363
Adjusted EBITDA attrib. to IEP	$269	$318	$379
Net income attrib. to IEP	122	137	150
Total assets[(1)]	$3,120	$3,681	$3,332
Equity attributable to IEP[(1)]	711	742	444

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- On December 19, 2016, IEP entered an agreement to sell ARL to SMBC Rail Services LLC for cash based on a total enterprise value of $3.364 billion (subject to certain adjustments)
  - Initial closing on approximately 29,000 railcars for $2.778 billion expected to close in Q2 2017
  - For a period of three years thereafter, upon satisfaction of certain conditions, IEP will have an option to sell, and SMBC Rail will have an option to buy, approximately 4,800 additional railcars for approximately $586 million at the time of the initial closing
- Railcar manufacturing
  - Railcar shipments for the twelve months ended December 31, 2016 of 4,721 railcars, including 799 railcars to leasing customers
  - Tank railcar demand impacted by volatile crude oil prices
  - New tank railcar design requirements released in May 2015
- Growing railcar leasing business provides stability
  - In Q1 2016, increased ownership of ARL to 100%
  - Combined ARL and ARI railcar lease fleets grew to 45,800 railcars as of December 31, 2016 from approximately 45,050 at the end of 2015
- ARI annualized dividend is $1.60 per share
- ARL distributed $100 million in 2015 and $200 million in 2016
- On July 28, 2015, ARI's Board of Directors authorized a $250 million stock repurchase program

18

Segment: Gaming

Company Description

- We conduct our Gaming segment through our majority ownership in Tropicana Entertainment and Trump Entertainment
- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 392,000 square feet of gaming space with 7,900 slot machines, 300 table games and 5,500 hotel rooms as of December 31, 2016
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000
- Trump Entertainment owns Trump Taj Mahal located in Atlantic City, NJ.

Historical Segment Financial Summary

Gaming Segment	FYE December 31,		
($ millions)	2014	2015	2016
Select Income Statement Data:			
Total revenues	$849	$811	$948
Adjusted EBITDA	99	142	118
Net income	269	38	(95)
Adjusted EBITDA attrib. to IEP	$66	$96	$73
Net income attrib. to IEP	185	26	(109)
Select Balance Sheet Data[1]:			
Total assets	$1,260	$1,285	$1,402
Equity attributable to IEP	578	604	730

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - On April 1, 2014, Tropicana acquired Lumière Place Casino in St. Louis, Missouri
- On July 31, 2015, Tropicana's Board of Directors authorized a $50 million stock repurchase program
- During Q1 2016, IEP obtained control and began consolidating the results of Trump Entertainment, which owns Trump Taj Mahal Casino Resorts in Atlantic City, New Jersey
  - Trump Taj Mahal closed on October 10, 2016.
  - During Q1 2017, IEP entered into an agreement to sell the former Trump Taj Mahal Casino Resort

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Results include Trump Entertainment beginning February 26, 2016.

19

Highlights and Recent Developments  Future growth expected to be driven by changing diets of a growing middle class in emerging markets - Majority of revenues from emerging markets - In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil - In 2016 and 2017, acquired two leading producers of fibrous and plastic casings  Developed markets remain a steady source of income - Distribution channels to certain customers spanning more than 50 years  Significant barriers to entry - Technically difficult chemical production process - Significant environmental and food safety regulatory requirements - Substantial capital cost Segment: Food Packaging Company Description  Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry  Leading worldwide manufacturer of non-edible cellulosic casings for small-diameter meats (hot dogs and sausages) - Leading manufacturer of non-edible fibrous casings for large-diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 20 (1) Balance Sheet data as of the end of each respective fiscal period. Food Packaging Segment ($ millions) 2014 2015 2016 Select Income Statement Data: Total revenues $346 $337 $332 Adjusted EBITDA 66 59 55 Net income 9 (3) 8 Adjusted EBITDA attrib. to IEP $47 $43 $40 Net income attrib. to IEP 6 (3) 6 Select Balance Sheet Data (1) : Total assets $436 $416 $428 Equity attributable to IEP 30 23 25 FYE December 31,

Highlights and Recent Developments  Increasing global demand for steel and other metals drives demand for U.S. scrap  Results are currently impacted by headwinds from: - Low iron ore prices - Strong U.S. dollar - Increased steel imports  Scrap recycling process is “greener” than virgin steel production - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces - Electric arc furnace steel mills are approximately 60% of U.S. production  Highly fragmented industry with potential for further consolidation - Capitalizing on consolidation and vertical integration opportunities - PSC is building a leading position in its markets  Product diversification will reduce volatility through cycles - Expansion of non-ferrous share of total business Segment: Metals Company Description  PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.  Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers  Strong regional footprint (Upper Midwest, St. Louis Region and the South) Historical Segment Financial Summary 21 (1) Balance Sheet data as of the end of each respective fiscal period. Metals Segment ($ millions) 2014 2015 2016 Select Income Statement Data: Total revenues $711 $365 $269 Adjusted EBITDA (15) (29) (15) Net income (25) (51) (20) Adjusted EBITDA attrib. to IEP ($15) ($29) ($15) Net income attrib. to IEP (25) (51) (20) Select Balance Sheet Data (1) : Total assets $315 $215 $193 Equity attributable to IEP 250 182 155 FYE December 31,

Highlights and Recent Developments  Business strategy is based on long-term investment outlook and operational expertise Rental Real Estate Operations  Net lease portfolio overview - Single tenant (Over $100bn market cap, A-credit) for two large buildings with leases through 2020 –2021 - 13 legacy properties with 2.9 million square feet: 12% Retail, 60% Industrial, 28% Office.  Maximize value of commercial lease portfolio through effective management of existing properties - Seek to sell assets on opportunistic basis Property Development  New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 272 and 1,128 units, respectively  Opportunistically acquired a Las Vegas casino development in 2009 for $150 million Club Operations  Club operations in New Seabury, Cape Cod and Grand Harbor, Vero Beach focus on operating golf club and related activities Segment: Real Estate Company Description  Consists of rental real estate, property development and associated club activities  Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants  Property development and club operations are focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development Historical Segment Financial Summary 22 (1) Balance Sheet data as of the end of each respective fiscal period. Real Estate Segment ($ millions) 2014 2015 2016 Select Income Statement Data: Total revenues $101 $131 $88 Adjusted EBITDA 46 45 41 Net income 22 61 12 Adjusted EBITDA attrib. to IEP $46 $45 $41 Net income attrib. to IEP 22 61 12 Select Balance Sheet Data (1) : Total assets $745 $701 $687 Equity attributable to IEP 693 656 642 FYE December 31,

Highlights and Recent Developments  IEP acquired a controlling interest in Ferrous Resources on June 8, 2015 through a tender offer to purchase any and all of the outstanding shares. - Prior to the tender offer, IEP owned 14% of the company’s outstanding common stock and as of December 31, 2016 owned 77% Segment: Mining Company Description  Ferrous Resources has rights to certain iron ore mineral resources in Brazil and develops mining operations and related infrastructure to produce and sell iron ore products to the global steel industry. - Significant iron ore assets in the State of Minas Gerais, Brazil, known as Viga, VigaNorte, Esperança, Serrinhaand Santanense. - Mineral rights near Jacuípein the State of Bahia, Brazil. Historical Segment Financial Summary 23 1) Balance Sheet data as of the end of the fiscal period. 2) Icahn Enterprises acquired majority ownership of Ferrous Resources on June 8, 2015 Mining Segment Seven Months Ended December 31, 2015 (2) FYE December 31, 2016 ($ millions) Select Income Statement Data: Total Revenues $28 $63 Adjusted EBITDA (9) 2 Net income (195) (24) Adjusted EBITDA attrib. to IEP ($6) $1 Net income attrib. to IEP (150) (19) Select Balance Sheet Data (1) : Total assets $203 $219 Equity attributable to IEP 95 104

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, Southern Tide and Portico

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,		
($ millions)	2014	2015	2016
Select Income Statement Data:			
Total revenues	$181	$194	$196
Adjusted EBITDA	5	6	(1)
Net income	2	(4)	(12)
Adjusted EBITDA attrib. to IEP	$5	$6	($1)
Net income attrib. to IEP	2	(4)	(12)
Select Balance Sheet Data[1]:			
Total assets	$208	$206	$193
Equity attributable to IEP	180	176	164

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

(1) Balance Sheet data as of the end of each respective fiscal period.

24

Financial Performance 25

Financial Performance Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA Attributable to Icahn Enterprises 26 ($373) ($1,194) ($1,128) FYE 2014 FYE 2015 FYE 2016 $1,018 $930 $842 FYE 2014 FYE 2015 FYE 2016 ($Millions) ($ in millions) 2014 2015 2016 ($ in millions) 2014 2015 2016 Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA attributable to Icahn Enterprises Investment ($305) ($760) ($604) Investment ($162) ($500) ($528) Automotive (87) (299) 53 Automotive 502 531 697 Energy 95 25 (327) Energy 415 436 156 Metals (25) (51) (20) Metals (15) (29) (15) Railcar 122 137 150 Railcar 269 318 379 Gaming 185 26 (109) Gaming 66 96 73 Mining - (150) (19) Mining - (6) 1 Food Packaging 6 (3) 6 Food Packaging 47 43 40 Real Estate 22 61 12 Real Estate 46 45 41 Home Fashion 2 (4) (12) Home Fashion 5 6 (1) Holding Company (388) (176) (258) Holding Company (155) (10) (1) Total ($373) ($1,194) ($1,128) Total $1,018 $930 $842 FYE December 31,FYE December 31,

Consolidated Financial Snapshot ($Millions) 27 2014 2015 2016 Net Income (Loss): Investment ($684) ($1,665) ($1,487) Automotive (90) (352) 77 Energy 168 7 (604) Metals (25) (51) (20) Railcar 188 213 183 Gaming 269 38 (95) Mining 0 (195) (24) Food Packaging 9 (3) 8 Real Estate 22 61 12 Home Fashion 2 (4) (12) Holding Company (388) (176) (258) Net Income (Loss) ($529) ($2,127) ($2,220) Less: net (income) loss attrib. to NCI 156 933 1,092 Net Income (Loss) attib. to IEP ($373) ($1,194) ($1,128) Adjusted EBITDA: Investment ($385) ($1,100) ($1,257) Automotive 630 651 840 Energy 716 755 313 Metals (15) (29) (15) Railcar 415 492 458 Gaming 99 142 118 Mining 0 (9) 2 Food Packaging 66 59 55 Real Estate 46 45 41 Home Fashion 5 6 (1) Holding Company (155) (10) (1) Consolidated Adjusted EBITDA $1,422 $1,002 $553 Less: Adjusted EBITDA attrib. to NCI (404) (72) 289 Adjusted EBITDA attrib. to IEP $1,018 $930 $842 Capital Expenditures $1,411 $1,359 $826 FYE December 31,

Strong Balance Sheet

($Millions)

	As of December 31, 2016											
	Investment	Automotive	Energy	Railcar	Gaming	Metals	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets												
Cash and cash equivalents	$13	$353	$736	$179	$244	$4	$14	$39	$24	$2	$225	$1,833
Cash held at consolidated affiliated partnerships and restricted cash	752	2	-	19	15	5	-	2	2	4	3	804
Investments	9,213	270	6	35	33	-	-	-	-	-	324	9,881
Accounts receivable, net	-	1,270	152	40	12	29	5	63	3	35	-	1,609
Inventories, net	-	2,353	349	75	-	38	25	72	-	71	-	2,983
Property, plant and equipment, net	-	3,302	3,358	1,567	814	100	152	152	602	75	-	10,122
Goodwill and intangible assets, net	-	1,765	318	7	75	4	-	8	38	1	-	2,216
Other assets	1,518	504	94	1,410	209	13	23	92	18	5	1	3,887
Total Assets	$11,496	$9,819	$5,013	$3,332	$1,402	$193	$219	$428	$687	$193	$553	$33,335
Liabilities and Equity												
Accounts payable, accrued expenses and other liabilities	$1,236	$2,834	$1,474	$2,100	$153	$34	$38	$69	$20	$29	$168	$8,155
Securities sold, not yet purchased, at fair value	1,139	-	-	-	-	-	-	-	-	-	-	1,139
Due to brokers	3,725	-	-	-	-	-	-	-	-	-	-	3,725
Post-employment benefit liability	-	1,113	-	9	-	2	-	56	-	-	-	1,180
Debt	-	3,259	1,165	571	287	2	55	265	25	-	5,490	11,119
Total liabilities	6,100	7,206	2,639	2,680	440	38	93	390	45	29	5,658	25,318
Equity attributable to Icahn Enterprises	1,669	2,292	1,034	444	730	155	104	25	642	164	(5,105)	2,154
Equity attributable to non-controlling interests	3,727	321	1,340	208	232	-	22	13	-	-	-	5,863
Total equity	5,396	2,613	2,374	652	962	155	126	38	642	164	(5,105)	8,017
Total liabilities and equity	$11,496	$9,819	$5,013	$3,332	$1,402	$193	$219	$428	$687	$193	$553	$33,335

28

IEP Summary Financial Information  Significant Valuation demonstrated by market value of IEP’s public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets 29 ($ Millions) Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value d oesnot include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No represen tation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary. (1) Represents equity attributable to us as of each respective date. (2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and thenumber of shares owned by the Holding Company as of each respective date. (3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.5x Adjusted EBITDA for the twelve months ended December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended December 31, 20 15,March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016. (4) Represents the estimated present value of projected cash flows from leased railcars, net of debt, plus working capital. Decem ber31, 2016 is adjusted to reflect the initial sale of ARL to SMBC Rail and assumes that the ARL cars not being sold to SMBC Rail during the initial closing are valued at the purchase price option set forth in the ARLsales agreement less liabilities. (5) Holding Company’s balance as of each respective date. Dec 31 March 31 June 30 Sept 30 Dec 31 2015 2016 2016 2016 2016 Market-valued Subsidiaries: Holding Company interest in Funds (1) $3,428 $1,820 $1,713 $1,825 $1,669 Federal-Mogul (2) 949 1,369 1,152 1,332 1,429 CVR Energy (2) 2,802 1,858 1,104 980 1,808 CVR Refining - direct holding (2) 114 72 47 50 60 American Railcar Industries (2) 549 484 469 492 538 Total market-valued subsidiaries $7,842 $5,604 $4,483 $4,680 $5,503 Other Subsidiaries Tropicana (3) $794 $844 $811 $877 $862 Viskase (3) 183 165 143 145 154 Real Estate Holdings (1) 656 649 647 644 642 PSC Metals (1) 182 174 178 169 155 WestPoint Home (1) 176 175 174 169 164 ARL (4) 852 1,024 1,033 1,029 1,689 Ferrous Resources (1) 95 85 81 79 104 IEH Auto & PepBoys (1) 249 1,418 1,423 1,364 1,319 Trump Entertainment (1) - 203 208 118 86 Total - other subsidiaries $3,187 $4,736 $4,697 $4,594 $5,176 Add: Holding Company cash and cash equivalents (5) 166 212 211 192 225 Less: Holding Company debt (5) (5,490) (5,487) (5,488) (5,489) (5,490) Add: Other Holding Company net assets (5) 615 (13) 133 183 171 Indicative Net Asset Value $6,320 $5,052 $4,036 $4,160 $5,585 As of

Appendix—Adjusted EBITDA Reconciliations 30

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA and Adjusted EBITDA. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA and Adjusted EBITDA a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

- do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
- do not reflect changes in, or cash requirements for, our working capital needs; and
- do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance.

31

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2016

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($1,487)	$77	($604)	($20)	$183	($95)	($24)	$8	$12	($12)	($258)	($2,220)
Interest expense, net	230	153	82	-	83	12	5	12	2	-	288	867
Income tax expense (benefit)	-	40	(45)	(16)	57	24	2	8	-	-	(34)	36
Depreciation, depletion and amortization	-	473	258	22	134	71	3	20	22	8	-	1,011
EBITDA before non-controlling interests	($1,257)	$743	($309)	($14)	$457	$12	($14)	$48	$36	($4)	($4)	($306)
Impairment of assets	-	18	574	1	-	106	-	-	5	2	3	709
Restructuring costs	-	27	-	2	-	-	-	3	-	-	-	32
Non-service cost of U.S. based pension	-	13	-	-	-	-	-	5	-	-	-	18
FIFO impact unfavorable	-	-	(52)	-	-	-	-	-	-	-	-	(52)
Certain share-based compensation expense	-	-	-	-	1	-	-	-	-	-	-	1
Major scheduled turnaround expense	-	-	38	-	-	-	-	-	-	-	-	38
Net loss on extinguishment of debt	-	-	5	-	-	-	-	-	-	-	-	5
Unrealized gain on certain derivatives	-	-	56	-	-	-	-	-	-	-	-	56
Other	-	39	1	(4)	-	-	16	(1)	-	1	-	52
Adjusted EBITDA before non-controlling interests	($1,257)	$840	$313	($15)	$458	$118	$2	$55	$41	($1)	($1)	$553
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($604)	$53	($327)	($20)	$150	($109)	($19)	$6	$12	($12)	($258)	($1,128)
Interest expense, net	76	127	31	-	74	9	4	9	2	-	288	620
Income tax expense (benefit)	-	30	(32)	(16)	41	15	2	6	-	-	(34)	12
Depreciation, depletion and amortization	-	406	127	22	113	52	2	14	22	8	-	766
EBITDA attributable to Icahn Enterprises	($528)	$616	($201)	($14)	$378	($33)	($11)	$35	$36	($4)	($4)	$270
Impairment of assets	-	15	334	1	-	106	-	-	5	2	3	466
Restructuring costs	-	22	-	2	-	-	-	2	-	-	-	26
Non-service cost of U.S. based pension	-	10	-	-	-	-	-	4	-	-	-	14
FIFO impact unfavorable	-	-	(31)	-	-	-	-	-	-	-	-	(31)
Certain share-based compensation expense	-	-	-	-	1	-	-	-	-	-	-	1
Major scheduled turnaround expense	-	-	20	-	-	-	-	-	-	-	-	20
Net loss on extinguishment of debt	-	-	1	-	-	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	32	-	-	-	-	-	-	-	-	32
Other	-	34	1	(4)	-	-	12	(1)	-	1	-	43
Adjusted EBITDA attributable to Icahn Enterprises	($528)	$697	$156	($15)	$379	$73	$1	$40	$41	($1)	($1)	$842

32

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2015

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($1,665)	($352)	$7	($51)	$213	$38	($195)	($3)	$61	($4)	($176)	($2,127)
Interest expense, net	563	138	45	-	80	11	2	12	2	-	288	1,141
Income tax expense (benefit)	-	50	59	(32)	69	27	1	10	-	-	(116)	68
Depreciation, depletion and amortization	-	346	229	29	127	63	8	19	21	7	-	849
EBITDA before non-controlling interests	($1,102)	$182	$340	($54)	$489	$139	($184)	$38	$84	$3	($4)	($69)
Impairment of assets	-	344	253	20	-	-	169	-	2	-	-	788
Restructuring costs	-	89	-	2	-	-	-	5	-	1	-	97
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	-	3	-	-	-	2
FIFO impact unfavorable	-	-	60	-	-	-	-	-	-	-	-	60
Certain share-based compensation expense	-	(1)	13	-	1	-	-	-	-	-	-	13
Major scheduled turnaround expense	-	-	109	-	-	-	-	-	-	-	-	109
Expenses related to certain acquisitions	-	6	-	-	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	-	-	2	-	-	-	-	-	-	2
Unrealized gain on certain derivatives	-	-	2	-	-	-	-	-	-	-	-	2
Other	2	32	(22)	3	-	3	6	13	(41)	2	(6)	(8)
Adjusted EBITDA before non-controlling interests	($1,100)	$651	$755	($29)	$492	$142	($9)	$59	$45	$6	($10)	$1,002
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($760)	($299)	$25	($51)	$137	$26	($150)	($3)	$61	($4)	($176)	($1,194)
Interest expense, net	259	113	25	-	57	7	2	9	2	-	288	762
Income tax expense (benefit)	-	46	54	(32)	36	18	1	7	-	-	(116)	14
Depreciation, depletion and amortization	-	285	125	29	86	43	6	14	21	7	-	616
EBITDA attributable to Icahn Enterprises	($501)	$145	$229	($54)	$316	$94	($141)	$27	$84	$3	($4)	$198
Impairment of assets	-	282	110	20	-	-	130	-	2	-	-	544
Restructuring costs	-	73	-	2	-	-	-	4	-	1	-	80
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	-	2	-	-	-	1
FIFO impact unfavorable	-	-	35	-	-	-	-	-	-	-	-	35
Certain share-based compensation expense	-	(1)	11	-	1	-	-	-	-	-	-	11
Major scheduled turnaround expense	-	-	62	-	-	-	-	-	-	-	-	62
Expenses related to certain acquisitions	-	5	-	-	-	-	-	-	-	-	-	5
Net loss on extinguishment of debt	-	-	-	-	1	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	2	-	-	-	-	-	-	-	-	2
Other	1	28	(13)	3	-	2	5	10	(41)	2	(6)	(9)
Adjusted EBITDA attributable to Icahn Enterprises	($500)	$531	$436	($29)	$318	$96	($6)	$43	$45	$6	($10)	$930

33

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2014

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	($684)	($90)	$168	($25)	$188	$269	$9	$22	$2	($388)	($529)
Interest expense, net	299	123	35	-	57	11	14	3	-	290	832
Income tax (benefit) expense	-	91	73	(18)	56	(147)	3	-	-	(161)	(103)
Depreciation, depletion and amortization	-	335	219	26	106	50	22	22	7	-	787
EBITDA before non-controlling interests	($385)	$459	$495	($17)	$407	$183	$48	$47	$9	($259)	$987
Impairment	-	24	103	3	-	-	-	5	-	-	135
Restructuring	-	86	-	-	-	-	-	-	(2)	-	84
Non-service cost of U.S. based pension	-	(6)	-	-	-	-	(1)	-	-	-	(7)
FIFO impact unfavorable	-	-	161	-	-	-	-	-	-	-	161
Certain share-based compensation expense	-	(4)	13	-	3	-	-	-	-	-	12
Expenses related to certain acquisitions	-	-	-	-	-	-	-	-	-	-	-
Net loss on extinguishment of debt	-	36	-	-	2	-	16	-	-	108	162
Unrealized gains on certain derivatives	-	-	(63)	-	-	-	-	-	-	-	(63)
Other	-	35	-	(1)	3	(84)	3	(6)	(2)	(4)	(56)
Adjusted EBITDA before non-controlling interests	($385)	$630	$716	($15)	$415	$99	$66	$46	$5	($155)	$1,422
Adjusted EBITDA attributable to IEP:											
Net income (loss)	($305)	($87)	$95	($25)	$122	$185	$6	$22	$2	($388)	($373)
Interest expense, net	143	99	20	-	42	7	10	3	-	290	614
Income tax (benefit) expense	-	80	64	(18)	26	(102)	2	-	-	(161)	(109)
Depreciation, depletion and amortization	-	270	124	26	74	34	16	22	7	-	573
EBITDA attributable to Icahn Enterprises	($162)	$362	$303	($17)	$264	$124	$34	$47	$9	($259)	$705
Impairment	-	19	45	3	-		-	5	-	-	72
Restructuring	-	69	-	-	-	-	-	-	(2)	-	67
Non-service cost of U.S. based pension	-	(5)	-	-	-	-	(1)	-	-	-	(6)
FIFO impact unfavorable	-	-	94	-	-	-	-	-	-	-	94
Certain share-based compensation expense	-	(3)	9	-	2	-	-	-	-	-	8
Major scheduled turnaround expense	-	-	5	-	-	-	-	-	-	-	5
Net loss on extinguishment of debt	-	31	-	-	1	-	12	-	-	108	152
Unrealized gains on certain derivatives	-	-	(41)	-	-	-	-	-	-	-	(41)
Other	-	29	-	(1)	2	(58)	2	(6)	(2)	(4)	(38)
Adjusted EBITDA attributable to Icahn Enterprises	($162)	$502	$415	($15)	$269	$66	$47	$46	$5	($155)	$1,018

34